                                                                    EXHIBIT 21.1

                                                 NORTHWEST AIRLINES CORPORATION

                                                        NORTHWEST AIRLINES
                                                            CORPORATION
                                                           Delaware Corp.


                                                              NWA INC.
                                                           Delaware Corp.


 NORTHWEST         NORTHWEST          MLT INC.             NORTHWEST        NWA AIRCRAFT      NORTHWEST CAPITAL    NORTHWEST PARS
AIRCRAFT INC.      AEROSPACE       Minnesota Corp.       AIRLINES, INC.     FINANCE, INC.       FUNDING CORP.      HOLDINGS, INC.
Delaware Corp.   TRAINING CORP.                          Minnesota Corp.    Delaware Corp.     Delaware Corp.      Delaware Corp.
                 Delaware Corp.


EXPRESS AIRLINES I, INC.
Georgia Corp.


                                                            99% LIMITED PARTNER


                                     WINGS FINANCE       WIN-WIN L.P.
                                        COMPANY        Delaware Limited
                                    Japanese Corp.       Partnership


* Each subsidiary is 100% wholly-owned unless otherwise noted.